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                                                                  EXHIBIT 23.4
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 16, 1996, on our audit of the consolidated statement of operations, changes in stockholders' equity and cash flows and the financial statement schedules of Manufactured Home Communities, Inc. for the year ended December 31, 1995 which report is included in the Annual Report on Form 10-K, as amended. We also consent to the reference to our Firm under the caption "Experts."



                                           /s/ PricewaterhouseCoopersLLP
                                           ------------------------------

                                           PricewaterhouseCoopers LLP

Chicago, Illinois
October 6, 1998